UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2016

CROCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7477 East Dry Creek Parkway Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                               Entry into a Material Definitive Agreement.

On February 18, 2016, Crocs, Inc. (the “Company”) and its subsidiaries, Crocs Retail, LLC, Ocean Minded, Inc., Jibbitz, LLC and Bite, Inc., as borrowers and Western Brands Holding Company, LLC, as guarantor entered into the Eleventh Amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated December 16, 2011 (as amended, the “Credit Agreement”) with PNC Bank, National Association (“PNC”), as lender and administrative agent.

The Amendment, among other things, extends the maturity date of the Credit Agreement to February 18, 2021. The Amendment also reduces the borrowing capacity from $100 million to $75 million with PNC as the sole lender. Further, the Amendment modifies the fixed charge coverage ratio and leverage ratio covenants to be more favorable to the Company, including that such financial covenants are now only applicable if the borrowers exceed certain borrowing levels. The Amendment also modifies the interest rate and certain fees due in connection with the Credit Agreement as well as other covenants contained in the Credit Agreement.

Item 2.03                               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: February 22, 2016	By:	/s/ Carrie W. Teffner
Carrie W. Teffner
Executive Vice President and Chief Financial Officer